Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions "Financial Highlights" and "Financial Statements" in the Proxy Statement/Prospectus and to the incorporation by reference in the Statement of Additional Information of our report dated January 20, 2006, with respect to the financial statements and financial highlights of the LargeCap Growth Equity Account and Equity Growth Account of the Principal Variable Contracts Fund, Inc. in this Registration Statement under the Securities Act of 1933 (Form N-14), filed with the Securities and Exchange Commission.

                                                      /s/ Ernst & Young LLP


Des Moines, Iowa
October 11, 2006